                                                                   EXHIBIT 10.26


                          INFONET SERVICES CORPORATION

                   SENIOR EXECUTIVE SUPPLEMENTAL BENEFITS PLAN

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                                TABLE OF CONTENTS

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ARTICLE I Purpose and Background ...................................................   1

        1.1   Purpose ..............................................................   1
        1.2   Plan Features ........................................................   1
        1.3   Incorporation. .......................................................   1
        1.4   Effective Date .......................................................   1
        1.5   Definitions ..........................................................   1
        1.6   Unfunded Plan ........................................................   2

ARTICLE II Supplemental Pension Benefits Plan ......................................   2

        2.1   Eligibility and Participation ........................................   2
        2.2   Benefits .............................................................   2
        2.3   Forms and Timing of Benefit Payment ..................................   3
        2.4   Vesting ..............................................................   3

ARTICLE III Enhanced ISERP Plan ....................................................   3

        3.1   Eligibility and Participation ........................................   3
        3.2   Incorporation of ISERP ...............................................   3
        3.3   Elective Transfer of Enhanced ISERP Plan Benefits ....................   4
        3.4   Death Benefits/Disability/Post-Employment Health and Medical
              Coverage .............................................................   4

ARTICLE IV IDIP Matching Contribution Plan .........................................   4

        4.1   Eligibility and Participation ........................................   4
        4.2   Matching Contributions ...............................................   4
        4.3   Matching Contribution Accounts and Allocations .......................   5
        4.4   Distribution of Matching Contributions ...............................   5

ARTICLE V Administration ...........................................................   5

        5.1   Plan Administrator ...................................................   5
        5.2   Delegation of Powers; Reliance on Third Parties ......................   6
        5.3   Indemnification ......................................................   6

ARTICLE VI Amendments, Modifications, Suspensions or Terminations ..................   6

        6.1   Amendment or Termination .............................................   6

ARTICLE VII Claims Procedure .......................................................   7

        7.1   Filing of Claim ......................................................   7
        7.2   Initial Decision .....................................................   7
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                               TABLE OF CONTENTS
                                  (Continued)

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        7.3    Opportunity for Review of Claim .......................................   7
        7.4    Timing of Request for Review ..........................................   7
        7.5    Decision on Review ....................................................   7
        7.6    Authority of Claims Official ..........................................   7
        7.7    Authority of Plan Administrator .......................................   8
        7.8    Arbitration ...........................................................   8

ARTICLE VIII Miscellaneous Provisions ................................................   8

        8.1    No Assignment of Benefits .............................................   8
        8.2    Releases ..............................................................   8
        8.3    No Waiver .............................................................   8
        8.4    No Contract ...........................................................   9
        8.5    Nature of Plan Benefits ...............................................   9
        8.6    Governing Law .........................................................   9
        8.7    Pronouns and Plurality ................................................   9
        8.8    Titles ................................................................   9
        8.9    References ............................................................   9
        8.10   Severable Provisions ..................................................  10
        8.11   Inability to Ascertain Amount of Payment or to Locate Payee ...........  10
        8.12   Minors and Incompetents ...............................................  10
        8.13   Payment Not Salary ....................................................  10
        8.14   Withholding ...........................................................  10
        8.15   Successors of the Employer ............................................  10

ARTICLE IX Definitions ...............................................................  10

        9.1    "Beneficiary" .........................................................  10
        9.2    "Board" ...............................................................  11
        9.3    "Code" ................................................................  11
        9.4    "Eligible Employee" ...................................................  11
        9.5    "Employee" ............................................................  11
        9.6    "Employer" ............................................................  11
        9.7    "Enhanced ISERP Plan Benefit" .........................................  11
        9.8    "Enhanced ISERP Plan Participation Form" ..............................  11
        9.9    "ERISA" ...............................................................  11
        9.10   "Excess Benefit" ......................................................  11
        9.11   "Hardship" ............................................................  11
        9.12   "IDIP" ................................................................  12
        9.13   "Infonet Pension Plan" ................................................  12
        9.14   "ISERP" ...............................................................  12
        9.15   "Lump Sum Value" ......................................................  12
        9.16   "Matching Compensation" ...............................................  12
        9.17   "Matching Contribution Account" .......................................  12
        9.18   "Participant" .........................................................  12
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                                       ii

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                               TABLE OF CONTENTS
                                  (Continued)

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   9.19   "Plan" ...................................................................... 12
   9.20   "Plan Administrator" ........................................................ 12
   9.21   "Plan Year" ................................................................. 12
   9.22   "Subsidiary" ................................................................ 12
   9.23   "Supplemental Pension Benefit" .............................................. 12
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                                      iii

                          INFONET SERVICES CORPORATION

                   SENIOR EXECUTIVE SUPPLEMENTAL BENEFITS PLAN

                                    ARTICLE I
                             PURPOSE AND BACKGROUND

          1.1 Purpose. The purpose of the Plan is to permit designated Employees to receive deferred compensation and retirement benefits as more specifically described herein.

          1.2 Plan Features. The Plan is comprised of three features: (a) a nonqualified supplemental pension benefits feature (the "Supplemental Pension Benefits Plan") pursuant to which designated Employees may receive benefits in an amount equal to those benefits to which such individuals would be entitled under the Infonet Pension Plan but for the application of applicable limitations under Sections 401(a)(17) and 415 of the Code; (b) an enhanced supplemental executive retirement plan benefit feature (the "Enhanced ISERP Plan") pursuant to which designated Employees may receive a benefit payable pursuant to certain provisions of the ISERP and (c) a nonqualified matching contribution feature (the "IDIP Matching Contribution Plan"), pursuant to which certain designated Employees may receive matching contributions with respect to their contributions under the IDIP. The Employer expressly intends that certain features of the Plan may made available to some Employees and not others, and nothing herein shall create a right to receive Plan benefits under any feature of the Plan absent designation in accordance with the applicable provisions of the Plan as a Participant eligible to receive such benefits.

          1.3 Incorporation. As more specifically described herein, certain features of the Plan provide for benefits payable under and in accordance with the terms of the ISERP and the IDIP. This Plan shall constitute a separate Plan that incorporates by reference as necessary those provisions of the ISERP and IDIP necessary to effectuate the purposes of this Plan.

          1.4 Effective Date. The Plan is effective with regard to each of its three features as of May 7, 2002.

          1.5 Definitions. The capitalized terms used herein shall have the meanings set forth in Article IX hereof, unless a different meaning is clearly required by context.

          1.6 Unfunded Plan. The Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

                                   ARTICLE II
                       SUPPLEMENTAL PENSION BENEFITS PLAN

          2.1  Eligibility and Participation.

               (a) Commencement of Participation. An Employee shall become a Participant in the Supplemental Pension Benefits Plan effective upon his designation by the Plan Administrator in writing, by name or position, as being eligible to participate in the Supplemental Pension Benefits Plan; provided that at the time such person is a participant in the Infonet Pension Plan.

               (b) Cessation of Participation. An Employee shall cease to be a Participant in the Supplemental Pension Benefits Plan upon the complete distribution of such Participant's Supplemental Pension Benefit. Notwithstanding the preceding sentence, a Participant shall cease to accrue any additional benefits under the Supplemental Pension Benefits Plan upon written notice from the Plan Administrator of such Participant's cessation of additional benefit accruals under the Supplemental Pension Benefits Plan.

          2.2  Benefits.

               (a) Normal Retirement Benefit. Upon the termination of employment of a Supplemental Pension Benefits Plan Participant who is entitled to a normal retirement Pension under the Infonet Pension Plan, such Participant shall be entitled to Supplemental Pension Benefit equal in amount to his or her Excess Benefit.

               (b) Early Retirement Benefit. Upon the termination of employment of a Supplemental Pension Benefits Plan Participant who is entitled to an early retirement Pension under the Infonet Pension Plan, such Participant shall be entitled to a Supplemental Pension Benefit equal in amount to his or her Excess Benefit, adjusted in accordance with Section 5.03 of the Infonet Pension Plan.

               (c) Postponed Retirement Benefit. Upon the termination of employment of a Supplemental Pension Benefits Plan Participant who is entitled to an late retirement Pension under the Infonet Pension Plan, such Participant shall be entitled to a Supplemental Pension Benefit equal in amount to his or her Excess benefit, adjusted in accordance with Section 5.02 of the Infonet Pension Plan.

               (d) Spouse's Benefit. Subject to Section 2.3 below, upon the death of a Supplemental Pension Benefits Plan Participant whose spouse is eligible for a pre- or post-retirement surviving spouse benefit under the Infonet Pension Plan, such surviving spouse shall be entitled to a Supplemental Pension Benefit equal in amount to his or her Excess Benefit, adjusted in accordance with Section 7.01 of the Infonet Pension Plan.

          2.3  Forms and Timing of Benefit Payment.

               (a) Normal Form and Timing. Subject to Section 2.3(b), a Participant's Supplemental Pension Benefit shall be paid at such time or times and in such form as the benefit payable under the Infonet Pension Plan. If the Participant's Supplemental Pension Benefit is paid in a form other than the normal form of benefit under the Infonet Pension Plan, his or her Supplemental Pension Benefit will be converted to the form of benefit in which it is paid, using the same actuarial assumptions and methods as are used to determine actuarial equivalence under the Infonet Pension Plan.

               (b) Lump Sum Option/Transfer. A Participant may elect that in the event of his or her termination of employment, in lieu of payment of his or her Supplemental Pension Benefit at the same time and in the same form as the benefit payable under the Infonet Pension Plan, he or she shall immediately (i) be paid an amount equal to the Lump Sum Value or (ii) forfeit his or her entire Supplemental Pension Plan Benefit, in exchange for a credit to his or her Matching Contribution Account (which account shall be established automatically upon such election without regard to such Participant's entitlement to participate in the IDIP Matching Contribution Plan) of an amount equal to his or her Lump Sum Value. Any election pursuant to this Section 2.3(b) must be made in accordance with the procedures, and shall be subject to such timing restrictions, as may be determined by the Plan Administrator in its discretion.

          2.4 Vesting. Notwithstanding anything in this Plan to the contrary, no Supplemental Pension Plan Benefit shall be paid to any Participant (or his or her spouse) unless such Participant, at the time his or her Supplemental Pension Plan Benefit is otherwise payable, has become fully vested in his or her Accrued Pension Benefit Derived from Employer Contributions (as defined in the Infonet Pension Plan) in accordance with the vesting provisions of the Infonet Pension Plan.

                                   ARTICLE III
                               ENHANCED ISERP PLAN

          3.1  Eligibility and Participation.

               (a) Commencement of Participation. An Employee shall become a Participant in the Enhanced ISERP Plan effective upon his designation by the Plan Administrator in writing, by name or position, as being eligible to participate in the Enhanced ISERP Plan; provided that at the time such person is a participant in the Infonet Pension Plan.

               (b) Cessation of Participation. A person shall cease to be a Participant in the Enhanced ISERP Plan upon the earlier of (i) the complete distribution of such Participant's Enhanced ISERP Plan Benefit or (ii) such Participant's elective transfer of his or her Enhanced ISERP Plan Benefits pursuant to Section 3.3 below.

          3.2 Incorporation of ISERP. A Participant (and his or her Beneficiary, as applicable) in the Enhanced ISERP Plan shall be eligible to receive those pension benefits as described in Articles III through V of the ISERP, in accordance with the terms of his Enhanced ISERP Plan Participation Form, the terms of each of which (including defined terms contained therein) are incorporated by reference as part of this Enhanced ISERP Plan and the form of which is attached hereto as Annex A. Enhanced ISERP Plan Benefits shall be determined in accordance with the provisions of Articles III through V of the ISERP but shall be payable under this Plan. For purposes of determining the amount, form and timing of Enhanced ISERP Plan benefits, except as provided in Section 3.3 below, Articles III through V, and Article VII of the ISERP shall prevail over any inconsistent provision of this Plan.

          3.3 Elective Transfer of Enhanced ISERP Plan Benefits. Upon attainment of the Minimum Deemed Age set forth in his or her Enhanced ISERP Plan Participation Form, a Participant in the Enhanced ISERP Plan may, at his or her discretion upon written notice to the Plan Administrator, elect to forfeit his or her entire Enhanced ISERP Plan Benefit, in exchange for a credit to his or her Matching Contribution Account (which account shall be established automatically upon such election, without regard to such Participant's entitlement to participate in the IDIP Matching Contribution Plan) of an amount equal to his or her Lump Sum Value. Any election pursuant to this Section 3.3 must be made in accordance with the procedures, and shall be subject to the timing restrictions, set forth in Section 5.4 of the ISERP; provided, however, that as described above, any "transfer" of a Participant's Lump Sum Value shall be made to his or her Matching Contribution Account under this Plan (and not to his or her account under the IDIP); provided, further that "Lump Sum Value" shall have the meaning ascribed to it in this Plan (and not the meaning ascribed to such term in the ISERP).

          3.4 Death Benefits/Disability/Post-Employment Health and Medical Coverage. No death or disability benefits shall be payable under this Plan and nothing in this Plan shall create any right to post-employment health or medical care benefits.

                                   ARTICLE IV
                         IDIP MATCHING CONTRIBUTION PLAN

          4.1  Eligibility and Participation.

               (a) Commencement of Participation. An Employee shall become a Participant in the IDIP Matching Contribution Plan effective upon his designation by the Plan Administrator in writing, by name or position, as being eligible to participate in the IDIP Matching Contribution Plan.

               (b) Cessation of Participation. Upon written notice from the Plan Administrator, a Participant shall cease to be eligible for any additional matching contributions under the IDIP Matching Contribution Plan (but shall retain the right to receive the accrued amounts, if any, credited or to be credited to such Participant's IDIP Matching Contribution Account prior to the date of such notice). An Employee shall cease to be a Participant in the IDIP Matching Contribution Plan upon the complete distribution of such Participant's Matching Contribution Account.

          4.2  Matching Contributions.

               (a) Effective as of the last day of each Plan Year each IDIP Matching Contribution Plan Participant's Matching Contribution Account shall be credited with an amount equal to the sum of such Participants' deferrals under the IDIP for such Plan Year; provided, however, that, such amount shall not exceed three percent (3%) of such Participant's Matching

Compensation; provided, further, that an IDIP Matching Contribution Plan Participant shall not be credited with a matching contribution for a Plan Year if he or she has not made a deferral under the IDIP for such Plan Year.

               (b) Amounts credited to a Matching Contribution Account shall be nonforfeitable and fully vested at all times.

          4.3  Matching Contribution Accounts and Allocations.

               (a) The Employer shall establish and maintain, or cause to be established and maintained, for each IDIP Matching Contribution Plan Participant a Matching Contribution Account to which shall be credited the amounts set forth above and the earnings described below, and from which shall be debited any payments made to such Participant or his Beneficiaries under this IDIP Matching Contribution Plan and any losses described below.

               (b) Earnings or losses shall be credited to or debited from a Participant's Matching Contribution Account based on the balance of such Matching Contribution Account pursuant to such methods as the Plan Administrator shall adopt. Such earnings or losses shall be allocated at least annually and on such valuation dates as the Plan Administrator shall determine. The Plan Administrator shall determine the rate of earnings which shall be credited to the Matching Contribution Accounts, which rate may be fixed or variable and which may be based upon any index or benchmark selected by the Plan Administrator or upon the actual earnings or losses on any real or phantom investment made by Infonet as may be directed by the Plan Administrator or by the Participants. To the extent that an IDIP Matching Contribution Plan Participant may be permitted to direct any real or phantom investment of amounts held in a Matching Contribution Account, any losses incurred as a result of such direction shall be charged to the Matching Contribution Account of such Participant, and the Employer, the Plan Administrator, the Plan and any other Participants and their Matching Contribution Accounts shall not be charged with, and shall have no responsibility for, any such losses.

          4.4 Distribution of Matching Contributions. Distributions from an IDIP Matching Contribution Plan Participant's Matching Contribution Account shall be made at the same time and in the same form as distributions from such Participant's IDIP Account and shall be made in accordance with the provisions of Article V of the IDIP, which is hereby incorporated by reference into this Plan; provided, however, that a Hardship withdrawal from a Matching Contribution Account shall only be permitted following and to the extent a Hardship withdrawal from such Participant's IDIP Account is not sufficient to relieve such Hardship.

                                   ARTICLE V
                                 ADMINISTRATION

          5.1 Plan Administrator.The Plan Administrator shall be solely responsible for the operation and administration of the Plan and shall have the power in its sole discretion to interpret the Plan and all documents relating thereto and to make such determinations as may be required or appropriate; provided, that the Plan Administrator may delegate responsibility for ministerial functions related to the Plan to one or more Infonet employees or executives (none of which shall be Participants). Notwithstanding the foregoing, the authority to designate Employees as Participants under the Supplemental Pension Benefits Plan, the Enhanced ISERP Plan or the IDIP Matching Contribution Plan and the authority to determine the amount of any benefits payable under the Plan, shall be solely vested in the Board or the Compensation Committee of the Board. Any determination of the Plan Administrator under the Plan shall be made in a non-discriminatory manner by a majority of all the members of the Compensation Committee of the Board (or the Board, as applicable) or, at the discretion of the Compensation Committee of the Board (or the Board, as applicable) by the Chairman of the Compensation Committee of the Board. Each determination by the Plan Administrator or its delegate as to any matter respecting the operation and administration of the Plan and the other provisions of the Plan shall be conclusive and binding on all persons, including Participants and their Beneficiaries.

          5.2 Delegation of Powers; Reliance on Third Parties. The Plan Administrator may delegate its powers as appropriate and may engage counsel and such clerical, financial, investment, accounting, and other specialized services as it may deem necessary or desirable for the operation and administration of the Plan. The Plan Administrator shall be entitled to rely upon any opinions, reports or other advice furnished by counsel or other specialists engaged for that purpose and, in so relying, shall be fully protected in any action, determination, or mission taken or made in good faith.

          5.3 Indemnification. The Employer shall defend, indemnify and hold harmless the Plan Administrator, and each member thereof, and any other person or committee to whom such members have delegated any of their responsibilities hereunder, acting as such and not as Participants hereunder, from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees and expenses) and liabilities (collectively, "Liability") arising from any action, failure to act, or other conduct in their official capacity under the Plan.

                                   ARTICLE VI
             AMENDMENTS, MODIFICATIONS, SUSPENSIONS OR TERMINATIONS

          6.1 Amendment or Termination. The Plan Administrator may amend, modify, suspend or terminate the Plan without further liability to any Participant, Employee, former Employee or any other person. Notwithstanding the preceding sentence, the Plan may not be amended, modified, suspended or terminated so as to reduce the value of a Participant's accrued benefits under the Plan absent such Participant's written consent. By action of the individual(s) delegated ministerial authority by the Plan Administrator under
Section 5.1 the Plan may be amended, provided that no such amendment shall (a) create or alter any person's eligibility for benefits under the Plan, (b) reduce the value of a Participant's accrued benefit under the Plan absent such Participant's consent, (c) modify the Plan Administrator's duties or responsibilities under the Plan or (d) materially increase the costs or expenses of the Employer or any Subsidiary under the Plan.

                                   ARTICLE VII
                                CLAIMS PROCEDURE

          7.1 Filing of Claim. Any claim for benefits under the Plan shall be filed in writing with the Plan Administrator or any person or committee designated by the Plan Administrator as the Plan's claims official (the "Claims Official").

          7.2 Initial Decision. If the Claims Official wholly or partially denies the claim, he shall, within a reasonable period of time after receipt of the claim provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant: (a) the specific reason or reasons for such denial, (b) specific reference to the pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary and (d) an explanation of the Plan's claims review procedure.

          7.3 Opportunity for Review of Claim. The Claims Official shall provide each claimant with a reasonable opportunity to appeal a denial of a claim and an opportunity for a full and fair review of such denial. The claimant or his duly authorized representative: (i) may request a review upon written application to the Claims Official, (ii) may review pertinent documents and
(iii) may submit issues and comments to the Claims Official in writing.

          7.4 Timing of Request for Review. The Claims Official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than 60 days after receipt by the claimant of written notice of denial of his claim.

          7.5 Decision on Review. The decision by the Claims Official upon his review of a claim shall be made not later than 60 days after receipt by the Claims Official of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of such request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

          7.6 Authority of Claims Official. The Claims Official shall have the full power and authority to decide any questions and settle all controversies that may arise in connection with the Plan. The Claims Official's interpretations and construction thereof, and actions hereunder, made in the sole discretion of the Claims Official, including any valuation of a Participant's Account, any determination under this Article VII or the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons for all persons. No Claims Official shall be liable to any person for any action taken or omitted in connection with the interpretation of the Plan or deciding claims hereunder.

          7.7 Authority of Plan Administrator. The Plan Administrator shall determine, subject to the provisions of the Plan: (i) the Eligible Employees who shall participate in the Plan from time to time; and (ii) when an Eligible Employee shall cease to be eligible.

          7.8 Arbitration. If a Participant elects, any dispute under the Plan between the Participant and the Employer or any Subsidiary shall be submitted to private and confidential arbitration by a single neutral arbitrator. Subject to the terms of this Section 7.8, the arbitration proceedings shall be held in Los Angeles, California and shall be governed by the Commercial Arbitration Rules of the American Arbitration Association and the arbitrator shall be selected by the Participant and the Plan Administrator, or, if the Participant and the Plan Administrator cannot agree upon an arbitrator, by the American Arbitration Association pursuant to its Rules. The decision of the arbitrator shall be final and binding on the Participant and the Employer or any Subsidiary, and judgment thereon may be entered in any court having jurisdiction. All of the Participant's and the Employer's or Subsidiary's costs of any arbitration proceeding or litigation to enforce the terms of the Plan, including attorneys' fees and costs, shall be paid by the Employer or Subsidiary; provided, however if the arbitrator determines that a Participant's claim or defense is frivolous or without merit, such Participant shall pay his own costs.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

          8.1 No Assignment of Benefits. No benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, or charge, and any attempt to do so shall be void. Any such benefit or interest shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant or his Beneficiaries. If the Plan Administrator finds that any Participant or Beneficiary has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit payable under, or interest in, the Plan, the Plan Administrator shall hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant or Beneficiary.

          8.2 Releases. In connection with any benefit or benefit payment under the Plan, or the designation of any Beneficiary or any election or other action taken or to be taken under the Plan by any Participant or any other person, the Plan Administrator or its delegate, may require such consents or releases as the Plan Administrator or its delegate determines to be appropriate, and further may require any such designation election or other action to be in writing and in form satisfactory to the Plan Administrator or its delegate.

          8.3 No Waiver. The failure of the Employer, the Plan Administrator or any other person acting on behalf thereof to demand that a Participant or other person claiming rights with respect to a Participant perform any act which such Participant or person is or may be required to perform hereunder shall not constitute a waiver of such requirement or a waiver of the right to require such act. The exercise of or failure to exercise any discretion reserved to the Plan Administrator or its delegate, to grant or deny any benefit to any Participant or other person under the Plan shall in no way require the Employer, the Plan Administrator or its delegate to similarly exercise or fail to exercise such discretion with respect to any other Participant or person.

          8.4 No Contract. The Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract or part of a contract between the Employer, any Subsidiary and any Employee or other person. Nothing herein shall alter the nature of an Employee's employment relationship with the Employer or any Subsidiary, which shall continue to be an "at-will" employment relationship except as otherwise agreed by written contract, nor shall this Plan be deemed to give any Employee the right to be retained for any specified period of time in the employ of the Employer or a Subsidiary or to interfere with the right of the Employer or a Subsidiary to discharge any Employee at any time, with or without cause or for any or no reason, nor shall the Plan interfere with the right of the Employer or a Subsidiary to establish the terms and conditions of employment of any Employee.

          8.5 Nature of Plan Benefits. The Plan shall not be "funded" for tax purposes or within the meaning of ERISA. It is intended that the Plan shall not be a "pension plan" for purposes of ERISA and, therefore, that the Plan shall not be subject to any of the provisions of ERISA. All payments hereunder to Participants or their Beneficiaries shall be paid from the general assets of the Employer. The Employer shall not, by virtue of any provisions of the Plan or by any action of any person, be deemed to be trustees or other fiduciaries of any property for any Participant or his Beneficiaries, and the liabilities of the Employer to any Participant or his Beneficiaries pursuant to the Plan shall be those of a debtor pursuant only to such contractual obligations as are created by the Plan; no such obligation of the Employer shall be deemed to be secured by any pledge or other encumbrance on any property of the Employer. Benefits under the Plan shall be payable from the general assets of the Employer or pursuant to such other means as the Employer deems appropriate and no Participant or other person shall be entitled to look to any source for payment of such benefits other than the general assets of the Employer. No Participant shall have any interest in any fund used for measuring the rate of earnings, and the Employer may, but shall not be obligated to, invest its funds in the same manner as the measuring factors for the rate of earnings (as discussed in Section 4.3 hereof) elected by the Participants. To the extent that any Participant or any of his beneficiaries acquires a right to receive payment under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Employer.

          8.6 Governing Law. The Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of California, without regard to the conflicts of law provisions thereof.

          8.7 Pronouns and Plurality. The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

          8.8 Titles. Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of the Plan.

          8.9 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

          8.10 Severable Provisions. The provisions of the Plan are severable and if any one or more articles, sections, subsections, paragraphs, clauses or provisions of the Plan is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable in any jurisdiction, shall continue in full force and effect and shall be binding and enforceable.

          8.11 Inability to Ascertain Amount of Payment or to Locate Payee. If an amount payable under the Plan cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits under the Plan and reasonable efforts to do so have been made, then distribution shall be made not later than 30 days after such amount is determined or such person is ascertained or located.

          8.12 Minors and Incompetents. If the Plan Administrator shall find that any person to whom payment is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Plan Administrator may determine it its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Employer, the Plan Administrator and the Board under the Plan.

          8.13 Payment Not Salary. Any benefits payable under the Plan shall not be deemed salary or other compensation to the Employee for the purposes of computing benefits to which he or she may be entitled under any pension plan or other arrangement of the Employer maintained for the benefit of its Employees, unless such pension plan or arrangement provides for inclusion of such amounts as salary or other compensation.

          8.14 Withholding. The Employer shall have the right to make such provisions as they deem necessary or appropriate to satisfy any obligations they may have to withhold federal, state or local income or other taxes incurred by reason of payments or accruals pursuant to the Plan.

          8.15 Successors of the Employer. The Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Employer sells all or substantially all of the assets of its business and the acquirer of such assets assumes the obligations hereunder, the Employer shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

                                   ARTICLE IX
                                   DEFINITIONS

          For purposes of the Plan, the following definitions apply:

          9.1 "Beneficiary" means the person or person designated by the Participant to receive his benefits under the Plan in the event of the Participant's death. If the Participant does

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

not designate a Beneficiary or there is no designated Beneficiary surviving the Participant, the Beneficiary shall be the Participant's estate.

          9.2  "Board" means the Board of Directors of the Employer.

          9.3  "Code" means the Internal Revenue Code of 1986, as amended.

          9.4 "Eligible Employee" means an Employee who has been designated by the Plan Administrator in writing, by name or position, as being eligible to participate in one or more features of the Plan. A person shall cease to be an Eligible Employee with respect to one or more features of the Plan upon the date as of which the Plan Administrator notifies the person in writing that the person shall not be entitled to future participation in such Plan feature.

          9.5 "Employee" means any person employed by an Employer or a Subsidiary.

          9.6 "Employer" means Infonet Services Corporation, a Delaware corporation.

          9.7 "Enhanced ISERP Plan Benefit" means the benefit provided for pursuant to Article III of the Plan and as set forth in a Participant's Enhanced ISERP Plan Participation Form.

          9.8 "Enhanced ISERP Plan Participation Form" means the document which extends participation in the Enhanced ISERP Plan to an Eligible Employee and which sets forth the terms and conditions of such Eligible Employee's Enhanced ISERP Plan Benefit and his or her participation in the Enhanced ISERP Plan.

          9.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          9.10 "Excess Benefit" means the amount, if any, by which a Participant's accrued benefit under the Infonet Pension Plan is or has previously been reduced at any time since such Participant's commencement of participation in the Infonet Pension Plan:

               (a) to comply with the limitations of Section 415 of the Code;
and

               (b) because his or her pensionable earnings exceed the annual compensation limit under Code Section 401(a)(17), as adjusted (for 2002, $200,000).

          9.11 "Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his dependent, loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Examples of what is not considered to be hardship include the need to send a Participant's child to college or the desire to purchase a home. A financial need shall not constitute a Hardship unless it is for at least $1,000.00 or the entire principal amount of the Participant's Account, if less. The existence of Hardship of a Participant shall be determined by the Plan Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

          9.12 "IDIP" means the Infonet Services Corporation Deferred Income Plan, as amended from time to time.

          9.13 "Infonet Pension Plan" means the Infonet Employee Pension Plan, a contributory, defined benefit pension plan which is generally available to all employees of the Employer and certain Subsidiaries, as amended from time to time.

          9.14 "ISERP" means the Infonet Services Corporation Supplemental Executive Retirement Plan, as amended from time to time.

          9.15 "Lump Sum Value" means the lump sum actuarial equivalent (using the assumptions referenced in the Section 1.05(b) of the Infonet Pension Plan) of a Participant's Enhanced ISERP Plan Benefit or a Participant's Supplemental Pension Benefit.

          9.16 "Matching Compensation" with respect to a Plan Year means the excess of (i) all cash compensation includible in an Eligible Employee's federal gross income for the Plan Year payable by the Employer or a Subsidiary, including amounts contributed to a Code Section 401(k) cash or deferred arrangement or deferred under a Code Section 125 cafeteria plan, over (ii) the annual compensation limit under Code Section 401(a)(17), as adjusted (for 2002, $200,000). For the avoidance of doubt, Matching Compensation shall not include any gain or income realized in connection with the exercise of stock options.

          9.17 "Matching Contribution Account" means the account established or caused to be established by the Employer to record the interest of the Participant in the IDIP Matching Contribution Plan pursuant to Article IV hereof.

          9.18 "Participant" means any Eligible Employee who has been designated as a Participant with respect to one or more Plan features by the Plan Administrator.

          9.19 "Plan" means this Infonet Services Corporation Senior Executive Supplemental Benefits Plan.

          9.20 "Plan Administrator" means the Compensation Committee of the Board; provided that the Board may at any time revest in itself the authority to act as Plan Administrator.

          9.21 "Plan Year" means the calendar year, except for the first Plan Year, which shall be the period from May 7, 2002 through December 31, 2002.

          9.22 "Subsidiary" means any corporation, whether now or hereafter existing (other than the Employer), in an unbroken chain of corporations beginning with the Employer if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain or the Employer, directly or indirectly, controls such corporation.

          9.23 "Supplemental Pension Benefit" means the benefit provided for pursuant to Article II of the Plan.

                                     ANNEX A

                          INFONET SERVICES CORPORATION

                   SENIOR EXECUTIVE SUPPLEMENTAL BENEFITS PLAN

                     Enhanced ISERP Plan Participation Form

Name of Participant:  Jose A. Collazo

Effective Date of this Form:  May 7, 2002
Initial Deemed Age (as of January 1, 1994): 50

Initial Deemed Years of Service (as of January 1, 1994):  24 6/12


Pension Benefit. If the Participant has attained the Minimum Deemed Age set forth below, the Participant shall be eligible for a monthly pension benefit equal to the corresponding stated percentage of the Participant's Qualified Compensation (as defined in the Infonet Services Corporation Supplemental Executive Retirement Plan (the "ISERP"), offset by the Participant's monthly benefits under the Infonet Pension Plan and any amounts previously withdrawn under the ISERP and transferred to the Infonet Services Corporation Deferred Income Plan, all as provided by and subject to Articles III through V of the ISERP. If a Participant ceases to be a Participant or an Eligible Employee, he shall thereupon cease further pension benefit accruals under the Senior Executive Supplemental Benefits Plan.

              Percentage of Qualified                   Minimum
                   Compensation                       Deemed Age
                   ------------                       ----------
                        60%                               62



                            (Signature page follows)

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

Infonet hereby offers you participation in the Enhanced ISERP Benefit Plan provisions of the Senior Executive Supplemental Benefits Plan under the above terms and conditions and the terms and conditions of the Senior Executive Supplemental Benefits Plan.


INFONET SERVICES CORPORATION



By_________________________________         ________________________
  Senior Vice President's Signature             Date



[SEAL]



I have read the Senior Executive Supplemental Benefits Plan and agree to participate in it as set forth above and agree to be bound by all its terms and conditions.



___________________________________         ________________________
Participant's Signature                     Date

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